UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2008

LEGEND MEDIA, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-138479	87-0602435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9663 Santa Monica Blvd. #952
Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

(310) 933-6050
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 28, 2008, Legend Media, Inc. (the "Company") entered into and closed an Acquisition Agreement (the "Acquisition Agreement") with Well Chance Investments Limited, its wholly-owned subsidiary and a British Virgin Islands company (the "Purchaser"), Music Radio Limited, a British Virgin Islands company (the "Seller"), and the Seller's two stockholders, Ju Baochun and Xue Wei (the "Seller Stockholders"). Pursuant to the Acquisition Agreement, the Company acquired control over an airline advertising business (the "Acquisition"). In exchange for the acquisition of control, the Company issued 5,033,680 shares of its newly-created Series B Convertible Preferred Stock, par value $0.001 per share (the "Preferred Stock"), to the Seller and two warrants (the "Warrants") to purchase an aggregate of 10,000,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), to Ju Baochun.

In determining the amount of consideration to be paid in the Acquisition, the Company reviewed and compared publicly available selected financial data and stock trading prices for public companies chosen based on their common participation in the Chinese advertising and media industry, and conducted a discounted cash flow analysis. Applying the conclusions drawn therefrom, the number of shares of Preferred Stock issued in the Acquisition was calculated based on an aggregate purchase price of RMB275,000,000, a currency exchange rate of RMB6.829 to U.S. $1, and a per share issue price of 20 times the greater of (a) 75% of the weighted average trading price of one share of Common Stock for the 15 trading days ended on the third day before closing, and (b) $0.40. Because 75% of the weighted average trading price for the Common Stock during the period was $0.3440, the per share issue price used was $0.40. As more fully described below, each share of Preferred Stock is initially convertible into 20 shares of Common Stock, or an aggregate of 100,673,600 shares of Common Stock, representing approximately 90.6% of the issued and outstanding Common Stock on an as-converted basis (not including the Company's outstanding Series A Preferred Stock, warrants or options).

One of the warrants issued to Ju Baochun upon closing of the Acquisition is immediately exercisable for 5,000,000 shares of Common Stock at an exercise price of $0.40 per share until November 28, 2011 (the "First Expiration Date") and is exercisable on a cashless basis at any time after November 28, 2009 and until the First Expiration Date if the shares of Common Stock underlying the warrant have not been registered with the U.S. Securities and Exchange Commission (the "SEC") by such date. The other warrant issued to Ju Baochun upon closing of the Acquisition is immediately exercisable for 5,000,000 shares of Common Stock at an exercise price of $0.80 per share until November 28, 2013 (the "Second Expiration Date") and is exercisable on a cashless basis at any time after November 28, 2009 and until the Second Expiration Date if the shares of Common Stock underlying the warrant have not been registered with the SEC by such date.

Pursuant to the terms of the Acquisition Agreement, Jeffrey Dash has agreed to resign as the Company's Chief Executive Officer and the Company has agreed to appoint Ju Baochun as his replacement. After resigning, Jeffrey Dash will continue to serve on the Company's board of directors and as the Company's Chief Financial Officer and Secretary. In addition, pursuant to the terms of the Acquisition Agreement, the parties agreed to increase the size of the Company's board of directors from five to seven members and to appoint Ju Baochun and an independent director nominated by Ju Baochun, subject to approval by the Company's board of directors, to fill the two newly-created vacancies. The parties agreed to effect the change in the Company's management and appoint the two new directors within 45 days of closing of the Acquisition.

Upon the closing of the Acquisition, the Company became the beneficiary of several agreements. As a condition to closing, Legend Media (Beijing) Information and Technology Co., Ltd., an indirect, wholly-owned subsidiary of the Company incorporated in the People's Republic of China (the "Consulting Entity"), entered into an Exclusive Technical, Operational, Business Consulting and Services Agreement (the "Services Agreement") with Beijing Yinselingdong Advertising Co., Ltd., a company incorporated in the People's Republic of China and owned by Xue Wei and Ju Bingzhen, the father of Ju Baochun, and the ultimate target of the Acquisition (the "Target"). Ju Bingzhen and Xue Wei are also parties to the Services Agreement. Pursuant to the Services Agreement, the Consulting Entity became the exclusive provider of technical, operational, business consulting and other services to the Target in exchange for a service fee and bonus as described in more detail in the Services Agreement. The financial results of the Target will be consolidated with the Company's financial statements. The term of the Services Agreement is 10 years with an automatic renewal for another 10-year term unless either party provides written notice to the other party that it does not wish to renew the Services Agreement. The Target agreed to several important covenants in the Services Agreement, including (but not limited to), agreeing not to appoint any member of the Target's senior management without the Consulting Entity's consent and to grant the Consulting Entity certain informational rights. In addition, pursuant to the Services Agreement, each of Ju Bingzhen and Xue Wei: (a) pledged their equity interests (representing 100% of the equity interest) in the Target to the Consulting Entity as a guarantee of the Target's fulfillment of its obligations under the Services Agreement; (b) granted to the Consulting Entity or its designee an option to purchase any or all of their equity interest in the Target at nominal value to the extent permitted under applicable laws and regulations; and (c) agreed not to dispose of or encumber any of their equity interest in the Target without the Consulting Entity's prior written consent.

The Consulting Entity also entered into an Operating Agreement (the "Operating Agreement") with the Target, Ju Bingzhen and Xue Wei to secure the performance of the parties' obligations under the Services Agreement. Pursuant to the terms of the Operating Agreement: (a) the Target, Ju Bingzhen and Xue Wei agreed not to, or to cause the Target not to, conduct any transactions which may have a material adverse effect on the Target's assets, obligations, rights or operations without the Consulting Entity's prior written consent; (b) the Target, Ju Bingzhen and Xue Wei granted the Consulting Entity certain informational rights; (c) the Target, Ju Bingzhen and Xue Wei agreed to submit the Target's annual budget and monthly cash requirement plans to the Consulting Entity for approval, obtain the Consulting Entity's approval for withdrawals from the Target's bank accounts, and accept corporate policies and guidance from the Consulting Entity with respect to the appointment and dismissal of senior management, daily operations and management and financial administrative systems; (d) the Target, Ju Bingzhen and Xue Wei agreed to appoint or cause to be appointed the individuals nominated by the Consulting Entity to become directors, general manager, chief financial officer or other senior management of the Target; and (e) each of Ju Bingzhen and Xue Wei entered into an Authorization Agreement (the "Authorization Agreement") pursuant to which each authorized Jeffrey Dash, the Company's Chief Financial Officer, to exercise his voting rights with respect to shares of the Target at the Target's stockholders' meetings. The term of the Operating Agreement is 10 years with an automatic renewal for another 10-year term unless any party provides written notice to the other parties that it does not wish to renew the Operating Agreement. The term of each of the Authorization Agreements is 10 years but it terminates automatically upon the earlier termination of the Services Agreement.

In connection with the closing of the Acquisition, the Company also entered into a Third Amendment to Share Purchase Agreement (the "Third Amendment") with the Purchaser, the Seller and the Seller Stockholders (originally entered into on May 8, 2008, as further amended and described below). Pursuant to the terms of the Third Amendment, the parties agreed to defer a cash payment of $1.5 million by the Company or the Purchaser to Ju Baochun under the Tianjin Agreement (as defined below) to be paid in the following manner: (a) $700,000 within five days of November 28, 2008, and (b) $800,000 within six months of November 28, 2008. The obligation to make the payments is conditioned upon (a) the Company or the Purchaser, as applicable, having sufficient cash flow surplus to make the payments, or completing a new round of financing generating sufficient funds to make the payments, and (b) the Seller and the Seller Stockholders causing Tianjin Yinse Lingdong Advertising Co., Ltd. ("Yinse"), a company incorporated in the People's Republic of China and owned by the Seller Stockholders, to enter into an agreement with Atis Advertising (the "Atis Contract"), in form and content acceptable to the Purchaser, pursuant to which (i) Yinse is granted the exclusive right to market and sell all broadcast advertising for China National Radio Station Music Radio in Tianjin, the People's Republic of China, local frequency FM92.5, (ii) the term of such exclusivity is at least one year, and (iii) any fees payable for any subsequent 12-month period by Yinse under the Atis Contract shall not be increased by more than 20% of the fees payable in the first 12-month period (if applicable). Ju Baochun is entitled to receive interest on the unpaid balance of the $800,000 payment, accrued at an annual rate of 5%, calculated from the date of execution of the Atis Contract until paid in full. Further, the parties agreed to cause the release of 1,935,328 shares of Common Stock held in escrow pursuant to the Tianjin Agreement to the Seller (the "Tianjin Share Consideration"); provided, however, that (A) all of the Tianjin Share Consideration shall be returned to the Purchaser if Yinse does not execute the Atis Contract on or before December 31, 2008, and (B) 1,351,351 shares of Common Stock of the Tianjin Share Consideration shall be returned to the Purchaser if Yinse's audited gross revenues for the period from June 1, 2008 through December 31, 2008 (the "2008 Revenues") are less than or equal to 60% of RMB8.75 million and, in exchange therefor, the Seller shall be entitled to receive the number of shares of Common Stock equal to: $5 million multiplied by (1 minus (the percentage shortfall from the 2008 Revenue minus 10%)) and divided by a per share price of $3.70.

Before the closing of the Acquisition, the Seller held approximately 15.9% of the issued and outstanding Common Stock of the Company. The Seller is owned and controlled by the Seller Stockholders. The Seller Stockholders are husband and wife. The Seller and the Seller Stockholders have several material relationships with the Company or its affiliates. On May 30, 2008, the Purchaser acquired 80% of the common stock of Legend Media Tianjin Investment Company Limited, a British Virgin Islands company, from the Seller pursuant to the terms of a Share Purchase Agreement entered into on May 8, 2008, and further amended on June 19, 2008 and August 20, 2008, among the Company, the Purchaser, the Seller and the Seller Stockholders, as disclosed in the Company's Current Reports on Form 8-K filed on May 12, 2008, June 5, 2008 and June 26, 2008 (the "Tianjin Agreement"). Further, on July 21, 2008, the Purchaser acquired 100% of the common stock of News Radio Limited, a British Virgin Islands company, pursuant to the terms of a Share Purchase Agreement entered into on June 4, 2008 among the Company, the Purchaser and the Seller Stockholders, as disclosed in the Company's Current Reports on Form 8-K filed on June 6, 2008 and July 25, 2008. The Company has also entered into a Sales and Marketing Agreement with Beijing Hongteng Lianguang Advertising Co., Ltd. ("HTLG"), a related party company owned and controlled by the Seller Stockholders, pursuant to which HTLG handled all sales and marketing for the Company through September 30, 2008 and continues to provide services to the Company. Finally, the Company's business before closing of the Acquisition was operated through contractual arrangements with consolidated affiliated entities, Tianjin Yinse Lingdong Advertising Co., Ltd. and Beijing Maihesi International Advertising Co., Ltd., each of which is owned and controlled by the Seller Stockholders.

The foregoing descriptions of the Acquisition Agreement, the Warrants, the Services Agreement, the Operating Agreement and the Authorization Agreements, copies of which are filed as Exhibits 10.1, 4.1, 4.2, 10.2, 10.3, 10.4 and 10.5 hereto, respectively, are qualified in their entirety by reference to the complete documents and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth under Item 2.01 of this Current Report on Form 8-K with regard to the issuance of the Preferred Stock and the Warrants is incorporated herein by reference.

The Company issued the Preferred Stock and the Warrants in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D promulgated thereunder, based upon its compliance with such rules and regulations. In that respect, the Company notes that: (a) it issued securities to two investors it believes are accredited within the meaning of Regulation D previously known to the Company; (b) the Company did not conduct any general solicitation or general advertising in connection with the issuance; and (c) the certificates for the issued securities contain, and the certificates for the underlying shares of Common Stock will contain, a restrictive legend in accordance with the rules and regulations of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the terms of the Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series B Convertible Preferred Stock of the Company (the "Certificate of Designation") filed with the Nevada Secretary of State on November 26, 2008, each share of Preferred Stock is automatically convertible into 20 fully paid and nonassessable shares of Common Stock on such date that the Company's Amended and Restated Articles of Incorporation, as further amended, have been amended so that there is a sufficient number of shares of Common Stock authorized by the Company to allow full conversion of all outstanding shares of Preferred Stock into Common Stock. The Preferred Stock votes as a single class with the Common Stock on each matter submitted to the Company's stockholders based upon the whole number of shares of Common Stock into which the Preferred Stock is convertible at such time. The Preferred Stock has no liquidation preference over the Common Stock. Accordingly, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of senior equity securities, debts, and other liabilities of the Company, including but not limited to payments due to the holders of the Company's Series A Convertible Preferred Stock, $0.001 par value per share, the holders of the Preferred Stock shall share ratably with the holders of the Common Stock, on an as-converted basis based upon the number of shares of Common Stock issuable upon conversion of the shares of Preferred Stock held by each such holder, in any distribution of the remaining assets and funds of the Company.

The foregoing description of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 hereto, is qualified in its entirety by reference to the complete document and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth under Item 3.03 of this Current Report on Form 8-K with regard to the Certificate of Designation is incorporated herein by reference.

Item 8.01	Other Events.

On December 3, 2008, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit #	Description
3.1	Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series B Convertible Preferred Stock of Legend Media, Inc.
4.1	Form of $.40 Common Stock Purchase Warrant of Legend Media, Inc.
4.2	Form of $.80 Common Stock Purchase Warrant of Legend Media, Inc.
10.1	Acquisition Agreement, dated as of November 28, 2008, among Legend Media, Inc., Wells Chance Investment Limited, Music Radio Limited, Ju Baochun and Xue Wei
10.2
Exclusive Technical, Operational, Business Consulting and Services Agreement, dated as of November 28, 2008, by and among Legend Media (Beijing) Information and Technology Co., Ltd., Beijing Yinselingdong Advertising Co., Ltd., Ju Bingzhen and Xue Wei

10.3	Operating Agreement, dated as of November 28, 2008, by and among Legend Media (Beijing) Information and Technology Co., Ltd., Beijing Yinselingdong Advertising Co., Ltd., Ju Bingzhen and Xue Wei
10.4	Authorization Agreement, dated as of November 28, 2008, between Xue Wei and Jeffrey Dash
10.5	Authorization Agreement, dated as of November 28, 2008, between Ju Bingzhen and Jeffrey Dash
99.1	Press release dated December 3, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGEND MEDIA, INC.
Date: December 3, 2008	By:	/s/ Jeffrey Dash
Jeffrey Dash
Chief Executive Officer